UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 12, 2016

BRIGHT HORIZONS FAMILY SOLUTIONS INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-35780	80-0188269
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

200 Talcott Avenue South Watertown, MA	02472
(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (617) 673-8000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders
On May 12, 2016, the Company held its annual meeting of shareholders pursuant to notice duly given. Set forth below are the final voting results for each of the matters submitted to a vote of the shareholders. For more information about the proposals set forth below, please see the Company's definitive proxy statement filed with the Securities and Exchange Commission on March 30, 2016.

Proposal One: Election of Directors
All of the Board's nominees for director were elected to serve on the Company's Board of Directors for a term of three years, as follows:

Nominee	For	Withheld	Broker Non-Votes
Lawrence Alleva	34,825,867	21,794,065	1,088,196
Joshua Bekenstein	48,527,461	8,092,471	1,088,196
Roger Brown	54,252,826	2,367,106	1,088,196
Marguerite Kondracke	28,236,177	28,383,755	1,088,196

Proposal Two: Advisory Vote on Named Executive Officer Compensation
The Company's shareholders approved, on an advisory basis, the compensation paid by the Company to its named executive officers. The voting results are as follows:

For	Against	Abstain	Broker Non-Votes
55,889,971	693,377	36,584	1,088,196

Proposal Three: Ratification of the Company's Independent Registered Public Accounting Firm
The Company's shareholders ratified the appointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2016, as follows:

For	Against	Abstain
57,079,045	610,545	18,538

The proposal to ratify the appointment of Deloitte & Touche LLP was a routine matter and, therefore, there were no broker non-votes relating to that matter.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BRIGHT HORIZONS FAMILY SOLUTIONS INC.

By:	/s/ Elizabeth Boland
Name:	Elizabeth Boland
Title:	Chief Financial Officer
Date: May 12, 2016